Exhibit 10.45

REDEMPTION AND EXCHANGE AGREEMENT

This REDEMPTION AND EXCHANGE AGREEMENT (this “Agreement”), is made and entered into as of December 31, 2014, by and between RCS Capital Holdings, LLC, a Delaware limited liability company (“Holdings”), RCS Capital Corporation, a Delaware corporation (“RCAP”), in its individual capacity and its capacity as Managing Member of Holdings and those individuals listed on Exhibit A hereto (the “LTIP Members”). Terms not defined herein have the meaning ascribed to them under the Limited Liability Company Agreement of RCS Capital Holdings, LLC, entered into as of February 11, 2014, between RCAP and RCS Capital Management, LLC, a Delaware limited liability company and RCAP’s service provider (“RCS Management”), as amended by the First Amendment to Limited Liability Company Agreement of Holdings, dated as of April 29, 2014, among RCAP and the LTIP Members (the “LLC Agreement”).

WHEREAS, RCAP, Holdings and RCS Management are party to that certain Amended and Restated RCS Capital Corporation 2013 Multi-Year Outperformance Agreement, dated as of February 11, 2014 (the “OPP Agreement”), pursuant to which RCS Management was granted LTIP Units in Holdings (the “Award LTIP Units”);

WHEREAS, RCAP, Holdings and RCS Management are party to that certain Amendment No.1 to Amended and Restated 2013 Multi-Year Outperformance Agreement, dated as April 29, 2014 (“Amendment No.1”), pursuant to which the parties agreed that April 28, 2014 would be the First Valuation Date (as defined in the OPP Agreement) under the OPP Agreement, any Award LTIP Units earned as of such First Valuation Date (the “Earned LTIP Units”) would be subject to vesting in accordance with the OPP Agreement and that any Award LTIP Units not earned on such First Valuation Date would be cancelled and forfeited;

WHEREAS, pursuant to the OPP Agreement, the Earned LTIP Units will either vest ratably on June 4, 2016, June 4, 2017 and June 4, 2018, or in full upon the termination of RCS Management’s service to RCAP by either RCS Management or RCAP for any reason

WHEREAS, pursuant to that certain Agreement dated as of April 29, 2014 (the “LTIP Assignment Agreement”), among RCS Management, RCAP and the LTIP Members, effective as of April 29, 2014, RCS Management distributed, transferred and assigned to the LTIP Members its entire interest in the Earned LTIP Units as set forth in the LTIP Assignment Agreement;

WHEREAS, pursuant to the LLC Agreement, an LTIP Unit will automatically convert into a Class C Unit 30 days following the vesting of the LTIP Unit, provided that the LTIP Economic Capital Account Balance attributable to the LTIP Unit is equal to the Common Unit Economic Balance.

WHEREAS, Class C Units are redeemable for cash or Class A Stock of RCAP (the “Exchange Consideration”) and, in accordance with the LLC Agreement, such redemption is to occur 60 days after RCAP receives written notice of a Member’s election to redeem Class C Units.

WHEREAS, RCAP, as managing member of Holdings has determined that the LTIP Economic Capital Account Balance attributable to each of the Earned LTIP Units is equal to the Common Unit Economic Balance and has taken such steps under the LLC Agreement as is required in connection therewith.

WHEREAS, in order (i) for RCAP to be entitled to a 100% dividends received deduction with respect to dividends from its corporate subsidiaries, (ii) to facilitate future corporate acquisitions by RCAP in a tax efficient manner, including eliminating the potential for tax associated with the deconsolidation of corporate targets and (iii) to further streamline the structure of RCAP and its subsidiaries, the Board of Directors of RCAP has determined that it is in the best interest of RCAP and Holdings to facilitate the LTIP Members’ exchange of their Earned LTIP Units for the Exchange Consideration prior to December 31, 2014.

WHEREAS, the Board of Directors of RCAP has determined that it is in the best interest of RCAP to issue the Exchange Consideration to the LTIP Members in the form of Class A Stock of RCAP.

WHEREAS, in order to facilitate the immediate exchange of the Earned LTIP Units for Class A Stock of RCAP, the Board of Directors of RCAP has determined that it is in the best interests of RCAP and Holdings, and accordingly as of December 30, 2014 has resolved to, (i) accelerate in full the vesting of the Earned LTIP Units, (ii) cause Holdings to waive the 30-day waiting period prior to the automatic conversion of such vested Earned LTIP Units into Class C Units and (iii) waive the 60-day period prior to the delivery of the Exchange Consideration with respect to the Class C Units received by the LTIP Members in exchange for such vested Earned LTIP Units.

WHEREAS, RCAP, Holdings, RCS Management and the LTIP Members are party to that certain Amendment No.2 to Amended and Restated 2013 Multi-Year Outperformance Agreement, dated as December 31, 2014 (“Amendment No.2”), pursuant to which the parties agreed that the Earned LTIP Units would become fully vested on December 31, 2014, and automatically convert to Class C Units in accordance with the LLC Agreement.

WHEREAS, as a condition to the immediate vesting of the Earned LTIP Units, each LTIP Member has agreed to redeem and exchange all of the Class C Units received by such LTIP Member in exchange for such LTIP Member’s Earned LTIP Units in accordance with the terms and conditions of the LLC Agreement.

WHEREAS, RCAP desires to issue in exchange for the Class C Units received by each LTIP Member in exchange for such LTIP Member’s Earned LTIP Units an amount of shares of Class A Stock of RCAP equal to the Common Stock Amount in accordance with the terms of the LLC Agreement.

WHEREAS, the parties hereto desire to consummate the contribution and exchange in accordance with the terms set forth below.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and other terms contained in this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

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Article I.
WAIVER, EXCHANGE AND PURCHASE

Section 1.1. WAIVER. Holdings hereby agrees (i) to waive the 30-day waiting period required prior to the automatic conversion of vested Earned LTIP Units, such that the LTIP Units are immediately converted as of the date hereof into the Class C Units (ii) to waive the requirement pursuant to Section 14.03(b)(i) of the LLC Agreement that each LTIP Member exercise his Class C Unit Redemption Right on a Specified Redemption Date, and agrees to instead accept each LTIP Member’s Notice of Redemption and exercise of the Class C Unit Redemption Right pursuant to Section 1.2 of the Agreement as of the date hereof.

Section 1.2. NOTICE OF REDEMPTION. Each LTIP Member, as holder of Class C Units, hereby exercises his Class C Unit Redemption Right, whereby he elects to exchange such Class C Units for the Class C Unit Redemption Amount, and hereby affirms that this Agreement is intended to serve as the Notice of Redemption in respect of his exercise of his Class C Unit Redemption Right within the meaning of Section 14.03(b)(i) of the LLC Agreement.

Section 1.3. EXCHANGE OF CLASS C UNITS FOR CLASS A STOCK. RCAP hereby elects, pursuant to its rights as Managing Member under Section 14.03(b)(ii) of the LLC Agreement, to issue in exchange for Class C Units that number of shares of Class A Stock listed as due to such LTIP Member on Exhibit A hereto (with respect to each LTIP Member, an “Exchange,” and such shares with respect to each LTIP Member, “Shares”). As of the date hereof, all rights of the LTIP Members, as holders of the Class C Units, shall terminate, and the LTIP Members shall be treated for all purposes as the holders of Shares of Class A Stock.

Section 1.4. ISSUANCE OF CLASS A STOCK; WITHHOLDING. RCAP shall issue to each LTIP Member those Shares of Class A Stock as listed on Exhibit A hereto. To the extent withholding is required upon each Exchange, in the sole determination of RCAP, RCAP shall reduce the amount of Shares due to such LTIP Member in an amount sufficient to satisfy the withholding requirement. Such withheld Shares shall be treated as an amount received by such LTIP Member in redemption of its Class C Units.

Article II.
REPRESENTATIONS AND WARRANTIES OF PUBCO

RCAP hereby represents, warrants and agrees with Holdings and the LTIP Members that:

Section 2.1. ORGANIZATION; AUTHORITY. RCAP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. RCAP has all requisite power and authority to enter this Agreement and to carry out the transactions contemplated hereby, and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, other than in such jurisdictions where the failure to be so qualified would not have a material adverse effect on the financial condition or results of operations of RCAP.

Section 2.2. DUE AUTHORIZATION. The execution, delivery and performance of this Agreement by RCAP have been duly and validly authorized by all necessary action of RCAP.

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This Agreement and each agreement, document and instrument executed and delivered by or on behalf of RCAP pursuant to this Agreement constitute, or when executed and delivered will constitute, the legal, valid and binding obligation of RCAP, each enforceable against RCAP in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

Section 2.3. CONSENTS AND APPROVALS. No consent, waiver, approval or authorization of, or filing with, any Person or governmental authority or under any applicable laws is required to be obtained by RCAP in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

Section 2.4. NO VIOLATION. None of the execution, delivery or performance of this Agreement, any agreement contemplated hereby between the parties to this Agreement and the transactions contemplated hereby between the parties to this Agreement does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under (a) the organizational documents of RCAP, (b) any term or provision of any judgment, order, writ, injunction, or decree binding on RCAP, or (c) any other material agreement to which RCAP is a party.

Section 2.5. VALIDITY OF CLASS A STOCK. The Shares of Class A Stock, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, claims and encumbrances.

Article III.
REPRESENTATIONS AND WARRANTIES OF HOLDCO

Holdings hereby represents, warrants and agrees with RCAP and the LTIP Members that:

Section 3.1. ORGANIZATION; AUTHORITY. Holdings is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Holdings has all requisite power and authority to enter this Agreement and to carry out the transactions contemplated hereby, and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, other than in such jurisdictions where the failure to be so qualified would not have a material adverse effect on the financial condition or results of operations of Holdings.

Section 3.2. DUE AUTHORIZATION. The execution, delivery and performance of this Agreement by Holdings have been duly and validly authorized by all necessary action of Holdings. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of Holdings pursuant to this Agreement constitute, or when executed and delivered will constitute, the legal, valid and binding obligation of Holdings, each enforceable against Holdings in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

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Section 3.3. CONSENTS AND APPROVALS. No consent, waiver, approval or authorization of, or filing with, any Person or governmental authority or under any applicable laws is required to be obtained by Holdings in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

Section 3.4. NO VIOLATION. None of the execution, delivery or performance of this Agreement, any agreement contemplated hereby between the parties to this Agreement and the transactions contemplated hereby between the parties to this Agreement does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under (a) the organizational documents of Holdings, (b) any term or provision of any judgment, order, writ, injunction, or decree binding on Holdings, or (c) any other material agreement to which Holdings is a party.

Article IV.
REPRESENTATIONS AND WARRANTIES OF THE LTIP MEMBERS

Each LTIP Member hereby represents, warrants and agrees with Holdings and RCAP that:

Section 4.1. AUTHORITY. The LTIP Member has all requisite power and authority to enter this Agreement and to carry out the transactions contemplated hereby.

Section 4.2. CONSENTS AND APPROVALS. No consent, waiver, approval or authorization of, or filing with, any Person or governmental authority or under any applicable laws is required to be obtained by the LTIP Member in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

Section 4.3. NO VIOLATION. None of the execution, delivery or performance of this Agreement, any agreement contemplated hereby between the parties to this Agreement and the transactions contemplated hereby between the parties to this Agreement does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under (a) any term or provision of any judgment, order, writ, injunction, or decree binding on the LTIP Member, or (c) any other material agreement to which the LTIP Member is a party.

Section 4.4. LTIP UNITS. The Earned LTIP Units to be converted pursuant to this Agreement are owned of record and beneficially by such LTIP Member, free and clear of all liens, claims and encumbrances.

Article V.
GENERAL PROVISIONS

Section 5.1. COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to each other party.

Section 5.2. ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES. This Agreement, including, without limitation, the exhibits and schedules hereto, constitute the entire agreement and supersede each prior agreement and understanding, whether written or oral, among the parties regarding the subject matter of this Agreement. This Agreement is not intended to confer any rights or remedies on any Person other than the parties hereto.

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Section 5.3. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of any Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 5.4. ASSIGNMENT. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (including by operation of law) by either party without the prior written consent of the other party and any attempted assignment without such consent shall be null and void and of no force and effect.

Section 5.5. JURISDICTION. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in Borough of Manhattan, City of New York, State of New York, with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper.

Section 5.6. SEVERABILITY. Each provision of this Agreement will be interpreted so as to be effective and valid under applicable law, but if any provision is held invalid, illegal or unenforceable under applicable law in any jurisdiction, then such invalidity, illegality or unenforceability will not affect any other provision, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been included herein.

Section 5.7. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 5.8. NO PERSONAL LIABILITY CONFERRED. This Agreement shall not create or permit any personal liability or obligation on the part of any officer, director, partner, member, employee or shareholder of the parties hereto.

Section 5.9. FURTHER ASSURANCES. Each of the parties shall, without further consideration, take such action and execute and deliver such documents as may be necessary to carry out this Agreement.

Section 5.10. AMENDMENTS. This Agreement may be amended, supplemented or otherwise modified only by written instrument signed by all the parties hereto.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first set forth above.

RCAP:

RCS CAPITAL CORPORATION

By: /s/ Edward M. Weil, Jr

Name: Edward M. Weil, Jr.
Title: Chief Executive Officer

Holdings:

RCS CAPITAL HOLDINGS, LLC

By: RCS CAPITAL CORPORATION, its Managing Member

By: /s/ Edward M. Weil, Jr

Name: Edward M. Weil, Jr.
Title: Chief Executive Officer

LTIP Members:

By: /s/ Nicholas S. Schorsch

Name: Nicholas S. Schorsch

By: /s/ William M. Kahane

Name: William M. Kahane

By: /s/ Shelley D. Schorsch

Name: Shelley D. Schorsch,
by Nicholas S. Schorsch as
attorney-in-fact

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By  /s/ Edward M. Weil, Jr.

Name: Edward M. Weil, Jr.

By: /s/ Peter M. Budko

Name: Peter M. Budko

By: /s/ Brian S. Block

Name: Brian S. Block

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Exhibit A

LTIP Member	Shares of Class A Stock

Nicholas S. Schorsch	174,193

William M. Kahane	42,040

Shelley D. Schorsch	23,445

Peter M. Budko	50,995

Edward M. Weil, Jr.	10,914

Brian S. Block	9,360

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